UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2026

Adicet Bio, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38359	81-3305277
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 Dartmouth Street, Floor 3
Boston, Massachusetts		02116
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 503-9095

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ACET	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On September 28, 2026, Adicet Bio, Inc. (the Company or Adicet) issued a press release titled “Adicet Bio Announces Positive Safety and Efficacy Data from Prula-cel (formerly ADI-001) Study in Patients with Systemic Lupus Erythematosus with or without Lupus Nephritis.” A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Also, on September 28, 2026, the Company will host a webcast to discuss preliminary data from its Prula-cel Phase 1 study in patients with systemic lupus erythematosus with or without lupus nephritis. A copy of the presentation from the webcast will be available on the “Investors” page of the Company’s website at www.adicetbio.com and is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information under this Item 7.01, including Exhibit 99.1 and Exhibit 99.2 hereto, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the Securities Act), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On September 28, 2026, the Company announced preliminary data from its Prula-cel Phase 1 study in patients with SLE with or without LN. The preliminary data, as well as additional corporate updates, are summarized below.

Prula-cel Phase 1 Study Data

Data highlights as of the August 28, 2026 cut-off date were as follows:

•
22 patients (16 LN and 6 extra renal SLE) were evaluated with follow-up ranging from 6-21 months.
•
Efficacy endpoints. Prula-cel treatment yielded high rates of immunosuppressant-free responses in a heavily pretreated population. Patients had a mean baseline of Systemic Lupus Erythematosus Disease Activity Index 2000 (SLEDAI-2K) of 13 and those with LN had mean urine protein-to-creatinine ratio (UPCR) of 2.8, and all had received at least three prior therapies (71% received four or more). At the 12-month mark, 50% of evaluable lupus nephritis patients achieved a complete renal response (CRR) and 54% of evaluable patients achieved DORIS remission. All 12-month responses were ongoing at 12 to 21 months of follow-up, except 1 patient with UPCR 0.65 g/g who remains off immunosuppressants. Reductions in mean SLEDAI-2K and Physician’s Global Assessment (PGA) were rapid and sustained, consistent with autologous alpha beta CD19 CAR-T therapies, and 85% of patients with 12-month follow-up achieved a PGA score below 0.5.
•
Safety Profile. As of August 28, 2026, prula-cel was generally well tolerated and showed a favorable safety profile appropriate for outpatient dosing. Across the 24 safety-evaluable patients dosed with prula-cel, there was no cytokine release syndrome (CRS) greater than Grade 2. Grade 1 or 2 CRS occurred in 25% of patients. There were no dose-limiting toxicities (DLTs), no immune effector cell-associated hemophagocytic lymphohistiocytosis-like syndrome (IEC-HS), and no Immune Effector Cell-Associated Neurotoxicity Syndrome (ICANS). Infections were reported in 54% of patients, with Grade 3 or higher in 8.3%. There were no cases of graft vs host disease (GvHD) observed. Per alignment with the U.S. Food and Drug Administration (FDA), this profile supports outpatient administration.
•
Immunosuppression and steroids. All patients discontinued immunosuppressants, and all but one tapered background steroids to 5 mg or less of prednisone equivalent.
•
Immune reset. Multiple independent biomarkers provided evidence of an immune reset. All efficacy evaluable patients (22 of 22) achieved undetectable CD19+ B cells, followed by naïve-dominant B-cell reconstitution. Reductions in anti-dsDNA antibodies were observed in 91% (10 of 11) of baseline-positive patients, and 90% (9 of 10) of patients with low baseline complement demonstrated complement recovery.

The Company approached the FDA regarding a pivotal study in lupus nephritis and aligned on a single-arm study in lupus nephritis patients with inadequate response to at least two immunosuppressants. The study is expected to enroll a double digit number of patients and the primary efficacy endpoint will be complete renal response at 12 months. The Company plans to initiate start-up activities for a pivotal study in LN in the fourth quarter of 2026.

The high DORIS remission rate observed to date may support the potential inclusion of lupus patients without nephritis in the single arm pivotal study, subject to regulatory alignment. The company plans to discuss with the FDA such potential expansion of the pivotal study to include lupus without nephritis in the fourth quarter of 2026.

There are approximately 35,000 LN patients and 35,000 patients with non-renal SLE who have organ/life threatening disease in the U.S. alone. Based on prula-cel enrollment track record to date and the level of interest expressed by patients and investigators in prula-cel, Adicet expects rapid enrollment to the pivotal study.

Anticipated milestones for prula-cel include:

•
Fourth quarter of 2026: Initiate pivotal start up activities and align with FDA on the pivotal study population, including potential inclusion of SLE
•
First Half 2027: Anticipated clinical data update in systemic sclerosis (SSc)
•
Mid 2027: Anticipated clinical data update in LN/SLE

Forward-Looking Statements

The disclosure in this Current Report on Form 8-K contains “forward-looking statements” of Adicet within the meaning of the Private Securities Litigation Reform Act of 1995 relating to the business and operations of Adicet. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, but are not limited to, express or implied statements regarding: clinical development of Adicet’s product candidates, including future plans or expectations for prula-cel in autoimmune diseases and the potential safety, tolerability and efficacy for the treatment of autoimmune diseases and cancer as well as expectations to achieve a complete immune reset; expectations regarding future alignment with the FDA on regulatory path to approval and discussions to date; timing and success of the Phase 1 clinical trial of prula-cel in multiple autoimmune indications, including timing and expectations for enrollment and future data releases; expectations regarding the timing and initiation of a pivotal study for prula-cel in SLE patients with or without LN and potential expansion to include non-renal lupus; expectations regarding prula-cel’s potential to transform treatment for patients with lupus; expectations regarding the suitability of prula-cel for outpatient administration; expectations regarding the scalability of the Company’s off-the-shelf manufacturing platform; expectations regarding the pace of enrollment in the pivotal study for prula-cel in SLE patients with or without LN; and estimates for the addressable patient population and commercial opportunity for prula-cel in LN and SLE.

Any forward-looking statements in this Current Report on Form 8-K are based on management's current expectations and beliefs of future events, and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements, including without limitation, the effect of global economic conditions and public health crises on the Company’s business and financial results, including with respect to disruptions to its preclinical and clinical studies, business operations, employee hiring and retention, and ability to raise additional capital; Adicet's ability to execute on its strategy including obtaining the requisite regulatory approvals on the expected timeline, if at all; that positive results, including interim results, from a preclinical or clinical study may not necessarily be predictive of the results of future or ongoing studies; that clinical studies may fail to demonstrate adequate safety and efficacy of Adicet’s product candidates, which would prevent, delay, or limit the scope of regulatory approval and commercialization; and regulatory approval processes of the U.S. Food and Drug Administration and comparable foreign regulatory authorities are lengthy, time-consuming, and inherently unpredictable; and Adicet’s ability to meet production and product release expectations. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause Adicet’s actual results to differ from those contained in the forward-looking statements, see the section titled “Risk Factors” in Adicet’s most recent annual report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in Adicet’s other filings with the U.S. Securities and Exchange Commission, including its quarterly report on Form 10-Q. All disclosure in this Current Report on Form 8-K is as of the date of this filing, and Adicet undertakes no duty to update this information unless required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Adicet Bio, Inc. on September 28, 2026, furnished herewith.
99.2	Corporate presentation of Adicet Bio, Inc., furnished herewith.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADICET BIO, INC.

Date: September 28, 2026	By:	/s/ Nick Harvey
	Name:	Nick Harvey
	Title:	Chief Financial Officer